CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Harbourside CPA LLP (Fornerly Buckley Dodds LLP) hereby consents to the use in this Registration Statement on Form 20-F of our report dated May 31, 2021, relating to the consolidated financial statements of Predictmedix Inc. (the “Company”) as of the years ended January 31, 2021 and 2020, and to our report dated June 1, 2020, relating to the consolidated financial statements of the Company as of the years ended January 31, 2020 and January 31, 2019,  which financial statements are part of this Registration Statement.
Dated: June 11, 2021 Vancouver, BC	Harbourside CPA LLP Chartered Professional Accountants